UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 9, 2007

SM&A
(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2007, SM&A, a Delaware corporation, issued a press release announcing that it has signed a definitive agreement to acquire privately held Project Planning Inc. (PPI), a leading provider of consulting, education, implementation and support services for enterprise project management solutions.

Under the terms of the agreement with PPI, SM&A will acquire all of PPI for cash and common shares. The Board of Directors for SM&A has unanimously approved the terms of the transaction and was closed on February 9, 2007.

The Stock Purchase Agreement by and among Project Planning, Incorporated,  Richard Bowe, its Shareholder, and SM&A, entered into as of January 30, 2007 , is subject to customary closing conditions, including the continued employment of key personnel and the absence of a material adverse change in PPI’s business.  At closing, SM&A would pay total consideration valued at approximately $5.5 million, and would pay up to an additional $9.5 million over a three year period upon satisfaction of certain revenue goals for SM&A’s Project Planning division.  Richard Bowe and other key personnel will provide SM&A with covenants not to compete against the acquired business.  SM&A will be indemnified by the seller for breaches of representations, warranties and covenants, subject to certain limitations more fully set forth in the Stock Purchase Agreement.

Richard Bowe, the President of PPI, entered into an employment agreement with SM&A and become President of SM&A’s Project Planning division, which will deploy resources from both the acquired business and SM&A’s current base of associates.

A copy of the press release is furnished as Exhibit 99.1 to this report

A copy of the Stock Purchase Agreement is furnished as Exhibit 99.2 to this Report.

A copy of Richard Bowe’s employment agreement with SM&A’s Project Planning division is furnished as Exhibit 99.3 to this Report.

Item 9.01 Financial Statements and Exhibits.

Press release dated February 9, 2007, issued by SM&A.

Stock Purchase Agreement by and among Project Planning, Incorporated, Richard Bowe, its Shareholder, and SM&A, entered into as of January 30, 2007.

Employment Agreement by and among SM&A, through its Project Planning division and Richard Bowe, entered into as of February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A

February 12, 2007	By:	/s/ Steve D. Handy
Name: Steve D. Handy
Title: SVP, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 9, 2007, issued by SM&A.

99.2	Stock Purchase Agreement by and among Project Planning, Incorporated, Richard Bowe, its Shareholder, and SM&A, entered into as of January 31, 2007.

99.3	Employment Agreement by and among SM&A, through its Project Planning division and Richard Bowe, entered into as of February 1, 2007.